EXHIBIT 99.1

Selective Reports Fourth Quarter 2016 Net Income per Diluted Share of $0.67 and Operating Income1 per Diluted Share of $0.75

Achieves Record Underwriting Results with 2016 Statutory Combined Ratio of 91.8%

In the fourth quarter of 2016:

•	Net premiums written grew 9%
•	GAAP combined ratio was 93.6%
•	Statutory combined ratio was 93.4%
•	After-tax net investment income was $26 million
•	Annualized return on average equity (“ROE”) was 10.1% and operating ROE[1] was 11.4%

Branchville, NJ – February 2, 2017 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the fourth quarter ended December 31, 2016. Net income per diluted share was $0.67, compared to $0.78 a year ago, and operating income1 per diluted share was $0.75, compared to $0.81 a year ago.

“We are very proud of our financial results, including our full-year operating ROE of 11%, which is in line with our long-term financial targets,” said Gregory E. Murphy, Chairman and Chief Executive Officer. “We had another record year of underwriting profitability even as we grew our business in 2016 by an impressive 8%, well above industry growth. In addition, net premiums growth reflected standard commercial lines price increases averaging 2.6% in 2016, strong retention rates, and new business opportunities.”

Mr. Murphy continued, “Looking back on our 90-year history, I am particularly gratified that Selective today is in its strongest position from financial and strategic perspectives. We are proud of our track record of generating solid returns for our shareholders over time. This has only been achievable due to our strong relationships with “ivy league” distribution partners and best in class employees who strive each day to serve our agents and customers efficiently. We will continue to invest in the tools and technologies required to achieve our long-term operating ROE target.”

Consolidated Financial Results $ in millions, except per share data	Quarter Ended December 31,		Change	Year Ended December 31,		Change
	2016	2015		2016	2015
Net premiums written	$515.0	$474.7	9%	$2,237.3	$2,069.9	8%
Net premiums earned	$552.8	$516.1	7%	$2,149.6	$1,989.9	8%
Net investment income earned	$35.4	$30.1	18%	$130.8	$121.3	8%
Net realized (losses) gains, pre-tax	$(7.7)	$(2.6)	(196)%	$(4.9)	$13.2	(137)%
Total revenues	$582.4	$545.5	7%	$2,284.3	$2,131.9	7%
Net underwriting income, after-tax	$22.9	$31.9	(28)%	$98.8	$96.9	2%
Net investment income, after-tax	$26.4	$23.3	13%	$98.4	$93.8	5%
Net income	$39.4	$45.4	(13)%	$158.5	$165.9	(4)%
Operating income[1]	$44.4	$47.1	(6)%	$161.7	$157.3	3%
GAAP combined ratio	93.6%	90.5%	3.1 pts	92.9%	92.5%	0.4 pts
Statutory combined ratio	93.4%	93.2%	0.2 pts	91.8%	92.4%	(0.6) pts
Catastrophe losses	4.8 pts	0.6 pts	4.2 pts	2.8 pts	3.0 pts	(0.2) pts
Non-catastrophe property losses	12.7 pts	11.4 pts	1.3 pts	13.0 pts	13.3 pts	(0.3) pts
(Favorable) prior year statutory reserve development on casualty lines	(4.2) pts	(2.3) pts	(1.9) pts	(3.2) pts	(3.4) pts	0.2 pts
Net income per diluted share	$0.67	$0.78	(14)%	$2.70	$2.85	(5)%
Operating income per diluted share[1]	$0.75	$0.81	(7)%	$2.75	$2.70	2%
Weighted average diluted shares	58.9M	58.4M	1%	58.7M	58.2M	1%
Book value per share				$26.42	$24.37	8%

Operating Highlights

Standard Commercial Lines

Standard Commercial Lines premiums, which represent 78% of total net premiums written, were up 10% in the fourth quarter, reflecting renewal pure price increases of 2.7%, steady retention of 84%, and a 10% increase in new business to $85 million. The quarter’s statutory combined ratio was 89.5% compared to 89.2% last year. Catastrophe losses, primarily related to Hurricane Matthew and the Tennessee wildfires, accounted for 3.2 points on the statutory combined ratio in the fourth quarter compared to 0.3 points in the fourth quarter last year. Favorable prior year casualty reserve development, driven by the workers’ compensation and general liability lines of business, accounted for 6.6 points on the statutory combined ratio in the fourth quarter, relative to 5.0 points in the year ago period.

For full year 2016, premiums were up 9% driven by a 5% increase in new business and renewal pure price increases of 2.6%. The statutory combined ratio was 89.9% compared to 89.2% last year. Favorable prior year casualty reserve development, driven by the workers’ compensation and general liability lines of business accounted for 4.7 points on the statutory combined ratio during the year, relative to 5.3 points last year.

Standard Commercial Lines $ in millions, statutory results	Quarter Ended December 31,		Change	Year Ended December 31,		Change
	2016	2015		2016	2015
Net premiums written	$392.2	$356.9	10%	$1,745.8	$1,597.0	9%
Net premiums earned	$429.7	$397.2	8%	$1,665.5	$1,529.4	9%
GAAP combined ratio	89.5%	86.1%	3.4 pts	91.2%	89.2%	2.0 pts
Statutory loss & loss expense ratio	53.6%	50.2%	3.4 pts	54.8%	53.6%	1.2 pts
Statutory underwriting expense ratio	35.9%	38.8%	(2.9) pts	34.9%	35.2%	(0.3) pts
Statutory dividends to policyholders ratio	-	0.2%	(0.2) pts	0.2%	0.4%	(0.2) pts
Statutory combined ratio	89.5%	89.2%	0.3 pts	89.9%	89.2%	0.7 pts
Catastrophe losses	3.2 pts	0.3 pts	2.9 pts	2.1 pts	2.2 pts	(0.1) pts
(Favorable) prior year statutory reserve development on casualty lines	(6.6) pts	(5.0) pts	(1.6) pts	(4.7) pts	(5.3) pts	0.6 pts

Standard Personal Lines

Standard Personal Lines premiums, which represent 13% of total net premiums written, increased 3% compared to the fourth quarter of 2015, largely driven by higher levels of new business. The statutory combined ratio in the fourth quarter for Standard Personal Lines was 108.5%, a 13.8 point increase from the same period last year. Similar to our Standard Commercial Lines, this segment was impacted by Hurricane Matthew and the Tennessee wildfires. In total, catastrophe losses were 16.0 points in the fourth quarter of 2016 compared to 1.9 points in the fourth quarter last year.

For full year 2016, premiums were down 1%. The statutory combined ratio was 95.2%, a 4.7 point decrease from last year. The improvement was largely driven by a reduction in non-catastrophe property losses of $16 million, or 4.9 points.

Standard Personal Lines $ in millions, statutory results	Quarter Ended December 31,		Change	Year Ended December 31,		Change
	2016	2015		2016	2015
Net premiums written	$68.1	$66.0	3%	$281.8	$283.9	(1)%
Net premiums earned	$70.9	$71.5	(1)%	$280.6	$288.1	(3)%
GAAP combined ratio	109.3%	92.1%	17.2 pts	95.6%	99.5%	(3.9) pts
Statutory loss & loss expense ratio	76.5%	61.2%	15.3 pts	63.4%	69.6%	(6.2) pts
Statutory underwriting expense ratio	32.0%	33.5%	(1.5) pts	31.8%	30.3%	1.5 pts
Statutory combined ratio	108.5%	94.7%	13.8 pts	95.2%	99.9%	(4.7) pts
Catastrophe losses	16.0 pts	1.9 pts	14.1 pts	6.5 pts	7.5 pts	(1.0) pts
Unfavorable (Favorable) prior year statutory reserve development on casualty lines	3.5 pts	(2.8) pts	6.3 pts	0.9 pts	(0.7) pts	1.6 pts

Excess and Surplus Lines

Excess and Surplus Lines premiums, which accounted for 9% of total net premiums written, increased by 6% in the quarter. The principal drivers of net premiums written growth were a 4.6% overall price increase for the segment coupled with a 10% increase in new business. The statutory combined ratio for the fourth quarter was 105.5%, which was 20.1 points lower than a year ago. The improvement was principally driven by a 15.3 point reduction in adverse prior year casualty reserve development. Additionally, lower current year loss costs were partially offset by higher catastrophe losses in this segment. Efforts to improve margins include shifting our mix of business, improving claims outcomes, and implementing more aggressive price increases in challenged segments.

For full year 2016, premiums were up 11%. The statutory combined ratio improved to 102.1% from 2015’s 108.4%, which was driven by lower unfavorable prior year reserve development of $6 million, or 2.9 points, compared to $16 million, or 9.3 points, last year.

Excess and Surplus Lines $ in millions, statutory results	Quarter Ended December 31,		Change	Year Ended December 31,		Change
	2016	2015		2016	2015
Net premiums written	$54.8	$51.8	6%	$209.7	$189.0	11%
Net premiums earned	$52.1	$47.4	10%	$203.5	$172.3	18%
GAAP combined ratio	106.6%	124.8%	(18.2) pts	103.4%	109.8%	(6.4) pts
Statutory loss & loss expense ratio	73.5%	91.6%	(18.1) pts	70.5%	74.7%	(4.2) pts
Statutory underwriting expense ratio	32.0%	34.0%	(2.0) pts	31.6%	33.7%	(2.1) pts
Statutory combined ratio	105.5%	125.6%	(20.1) pts	102.1%	108.4%	(6.3) pts
Catastrophe losses	3.1 pts	1.0 pts	2.1 pts	3.2 pts	1.9 pts	1.3 pts
Unfavorable prior year statutory reserve development on casualty lines	5.8 pts	21.1 pts	(15.3) pts	2.9 pts	9.3 pts	(6.4) pts

Investment Income

After-tax investment income in the fourth quarter was $26 million, up 13% compared to a year ago. For full year 2016, after-tax investment income was $98 million, up 5% from the prior year. The improvements in both periods were driven by returns on our alternative investment portfolio, coupled with a higher invested asset base from cash flow from operations, and a slightly increased allocation to high yield fixed income securities. After-tax new money yields averaged 2.09% in 2016.

Investments $ in millions, except per share data	Quarter Ended December 31,		Change	Year Ended December 31,		Change
	2016	2015		2016	2015
Net investment income earned, after-tax	$26.4	$23.3	13%	$98.4	$93.8	5%
Net investment income per share	$0.45	$0.40	13%	$1.68	$1.61	4%
Effective tax rate	25.5%	22.6%	2.9 pts	24.7%	22.7%	2.0 pts
Average yields:
Fixed Income Securities:
Pre-tax				2.7%	2.7%	-
After-tax				2.0%	2.1%	(0.1) pts
Portfolio:
Pre-tax				2.5%	2.5%	-
After-tax				1.9%	1.9%	-

Balance Sheet

Balance Sheet $ in millions, except per share data	December 31,	December 31,	Change
	2016	2015
Total assets	$7,355.8	$6,904.4	7%
Total investments	$5,364.9	$5,089.3	5%
Debt	$438.7	$388.2	13%
Stockholders’ equity	$1,531.4	$1,398.0	10%
Invested assets per dollar of stockholders’ equity	3.50	3.64	(4)%
Statutory surplus	$1,583.8	$1,426.3	11%
Book value per share	$26.42	$24.37	8%

The increase in book value per share reflects full year 2016 net income offset partially by dividends to shareholders.

Selective’s Board of Directors declared a $0.16 per share quarterly cash dividend on common stock that is payable March 1, 2017, to stockholders of record as of February 15, 2017.

Guidance

For 2017, Selective expects to generate the following result:

•	A statutory combined ratio excluding catastrophe losses of 90.5%. This assumes no prior year reserve development;
•	Catastrophe losses of 3.5 points;
•	After-tax investment income of $110 million; and
•	Weighted average shares outstanding of 59.2 million.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 8:30 a.m. ET, on Friday, February 3, 2017 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on March 7, 2017.

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Selective maintains a website at www.Selective.com.

1Reconciliation of Net Income to Operating Income and Certain Other Non-GAAP Measures

Operating income, operating earnings per share, and operating return on equity differ from net income, earnings per share, and return on equity, respectively, by the exclusion of after-tax net realized gains and losses on investments and the results of discontinued operations, if any. They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses in any given period is largely discretionary as to timing. In addition, these net realized investment gains and losses, as well as other-than-temporary investment impairments that are charged to earnings and the results of discontinued operations, could distort the analysis of trends. These operating measurements are not intended as a substitute for net income, earnings per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income, earnings per share, and return on equity to operating income, operating earnings per share, and operating return on equity, respectively, are provided in the tables below. Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners Accounting Practices and Procedures Manual and, therefore, is not reconciled to GAAP.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Operating Income

$ in millions	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$39.4	$45.4	$158.5	$165.9
Exclude: Net realized losses (gains)	$7.7	$2.6	$4.9	$(13.2)
Exclude: Tax on net realized losses (gains)	$(2.7)	$(0.9)	$(1.7)	$4.6
Operating income	$44.4	$47.1	$161.7	$157.3

Reconciliation of Net Income per Diluted Share to Operating Income per Diluted Share

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income per diluted share	$0.67	$0.78	$2.70	$2.85
Exclude: Net realized losses (gains)	$0.13	$0.04	$0.08	$(0.23)
Exclude: Tax on net realized losses (gains)	$(0.05)	$(0.01)	$(0.03)	$0.08
Operating income per diluted share	$0.75	$0.81	$2.75	$2.70

Reconciliation of ROE and Operating ROE

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Return on Average Equity	10.1%	13.2%	10.8%	12.4%
Exclude: Net realized losses (gains)	2.0%	0.8%	0.3%	(1.0)%
Exclude: Tax on net realized losses (gains)	(0.7)%	(0.3)%	(0.1)%	0.4%
Operating Return on Average Equity	11.4%	13.7%	11.0%	11.8%

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;
•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;
•	ratings downgrades could affect investment values and, therefore, statutory surplus;
•	the adequacy of our loss reserves and loss expense reserves;
•	the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods, and fires;
•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•	the concentration of our business in the Eastern Region;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance premium rate increases and business retention;
•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s and Fitch;
•	our entry into new markets and businesses; and
•	other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact:	Media Contact:
Rohan Pai	Jamie M. Beal
973-948-1364	973-948-1234
Rohan.Pai@Selective.com	Jamie.Beal@Selective.com

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

www.Selective.com